Exhibit 99.1

Stepan Announces Agreement to Acquire a Surfactant Production Facility and a Portion of its Associated Surfactant Business in Mexico

NORTHFIELD, Ill., June 13, 2017 -- Stepan Company (NYSE: SCL), through a subsidiary in Mexico, today reported that it has reached an agreement with BASF Mexicana, S.A. DE C.V. to acquire its surfactant production facility in Ecatepec, Mexico and a portion of its associated surfactants business.  The facility is located close to Mexico City and has over 50,000 metric tons of capacity, 124,000 square footage of warehouse space, a large laboratory and office space.

The definitive agreement is subject to closing conditions and the satisfaction of certain other requirements. The transaction is expected to close in the fourth quarter of 2017 and is expected to have minimal impact on Stepan’s 2017 financial results.  Financial terms of the transaction were not disclosed.

“The acquisition supports the Company’s growth strategy in Latin America.  We believe this acquisition significantly enhances Stepan’s market position and supply capabilities for surfactants in Mexico and positions us to grow in both the Consumer and Functional markets for surfactants,” said F. Quinn Stepan Jr., Chairman, President and CEO of Stepan Company.

CORPORATE PROFILE

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries.  Stepan is a leading producer of surfactants, which are the key ingredients in consumer and industrial cleaning compounds.  The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market and C.A.S.E. (Coatings, Adhesives, Sealants, and Elastomers) industries.

Stepan is a 2017 U.S. Environmental Protection Agency Safer Choice Partner of the Year award winner.

Headquartered in Northfield, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.  The common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL.  For more information about Stepan Company please visit the Company online at www.stepan.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about estimated costs expected to be incurred in connection with the facility closure; the timing of when such costs are expected to be incurred, the financial impact of such facility closure, future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services: and other statements identified by words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “objective”, “outlook”, “plan”, “project”, “possible”, “potential”, “should” and similar expressions.  These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to business, economic and competitive risks and uncertainties, many of which are difficult to predict and beyond our control, that could cause actual results to differ materially from those projected, anticipated or implied.

The most significant of these uncertainties include (but are not limited to), the following: satisfactory completion of due diligence and other requirements to complete the potential acquisition, prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions and the other risk factors described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports.  These forward-looking statements and the information set forth herein speaks only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Stepan Company
Contact:  Scott D. Beamer847-446-7500

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